Exhibit 99.1

FOR RELEASE: CONTACT:	New Hartford, NY, March 13, 2017 Christopher R. Byrnes (315) 738-0600 ext. 6226 cbyrnes@partech.com, www.partech.com

PAR TECHNOLOGY CORPORATION ANNOUNCES

2017 FIRST QUARTER RESULTS FROM CONTINUING OPERATIONS

•	Revenues Increase 19.0% Due to One-Time Project with Large Tier 1 Customer
•	GAAP Earnings Per Share Reported at $0.08 vs $0.00 in Q1 2016
•	Adjusted Earnings Per Share Reported at $0.14 vs. $0.06 in Q1 2016

New Hartford, NY- May 15, 2017 -- PAR Technology Corporation (NYSE: PAR) today announced its results of continuing operations for its first quarter ended March 31, 2017.

Summary of Fiscal 2017 First Quarter Financial Results From Continuing Operations

First Quarter 2017

•	First quarter revenues of $65.9 million, compared to $55.3 million in the same period in 2016, a 19.1% increase.
•	GAAP net income of $1.3 million, or $0.08 per diluted share, an increase from GAAP net income of $15,000, or $0.00 earnings per diluted share for the same period in 2016.
•	Non-GAAP net income of $2.2 million, or $0.14 per diluted share, compared to non-GAAP net income of $925,000 or $0.06 earnings per diluted share, for the same period in 2016.

A reconciliation and description of non-GAAP financial measures to their comparable GAAP financial measures are included in the tables at the end of this press release.

“I am very pleased with the financial results for our first quarter as our Restaurant/Retail segment revenues grew more than 52% from the prior year’s first quarter.  The strong first quarter performance was driven by significantly higher demand for our restaurant hardware products and continued deployments of our Brink POS software.  Offsetting the Restaurant/Retail growth was the decline in our Government segment revenues as they continue to be impacted by the transition from lower margin Program Management Office (PMO) contracts to more higher margin, value-add contracts in Intelligence, Surveillance & Reconnaissance (ISR),” commented Dr. Donald H. Foley, President & CEO of PAR Technology Corporation.  “We are off to a strong start to the year, as we were able to leverage the accelerated hardware technology deployment of a strategic customer in Q1.  We expect to sustain our momentum for the remainder of the year but at a more moderate pace.”

Conference Call.

There will be a conference call at 4:30 p.m. (Eastern) on May 15, 2017, during which the Company’s management will discuss the results of operations for the first quarter of 2017.  To participate in the call, please call 844-419-5412, approximately 10 minutes in advance.  No passcode is required to participate in the live call or to listen to the replay version.  Individual & Institutional Investors will have the opportunity to listen to the conference call/event over the internet by visiting PAR’s website at www.partech.com.  Alternatively, listeners may access an archived version of the presentation call after 7:30 p.m. on May 15, 2017 through May 22, 2017 by dialing 855-859-2056 and using conference ID 21046255.

About PAR Technology Corporation.

PAR Technology Corporation’s stock is traded on the New York Stock Exchange under the symbol “PAR”. PAR’s Restaurant/Retail segment has been a leading provider of restaurant and retail technology for more than 35 years. PAR offers technology solutions for the full spectrum of restaurant operations, from large chain and independent table service restaurants to international quick service chains. Products from PAR also can be found in retailers, cinemas, cruise lines, stadiums, and food service companies. PAR’s Government Business is a leader in providing computer-based system design, engineering and technical services to the Department of Defense and various federal agencies. For more information visit http://www.partech.com or connect with us on Facebook and Twitter.

Forward-Looking Statements.

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements appear throughout this press release, including express or implied forward-looking statements relating to our expectations regarding anticipated financial performance, customer and product opportunities, and assumptions as to future events. Forward-looking statements are subject to a variety of risks and uncertainties, many of which are beyond the Company’s control, that could cause actual results to differ materially from those contemplated in these statements. Factors that could cause actual results to differ materially, include delays in new product development and/or product introduction, changes in customer product and service demands, concentration of revenues from a small group of customers, product and service competition, risks associated with the ongoing investigation into possible violations of the U.S. Foreign Corrupt Practices Act and similar laws, including sanctions, fines or remedial measures that may be imposed by the U.S. Department of Justice or U.S. Securities and Exchange Commission (“SEC”), additional expenses related to remedial measures, risks associated with the Company’s identified material weaknesses in internal control over financial reporting and any other failure to maintain effective internal controls, and the other factors discussed in our most recent Annual Report on Form 10-K, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 and other filings with the SEC. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.

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PAR TECHNOLOGY CORPORATIONAND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)
(Unaudited)

Assets	March 31, 2017	December 31, 2016
Current assets:
Cash and cash equivalents	$5,470	$9,055
Accounts receivable-net	34,241	30,705
Inventories-net	24,800	26,237
Note receivable	3,794	3,510
Income taxes receivable	-	261
Other current assets	4,350	4,027
Assets of discontinued operations	462	462
Total current assets	73,117	74,257
Property, plant and equipment - net	9,042	7,035
Deferred income taxes	17,056	17,417
Goodwill	11,051	11,051
Intangible assets - net	11,411	10,966
Other assets	3,861	3,785
Total Assets	$125,538	$124,511
Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of long-term debt	$189	$187
Borrowings of line of credit	1,000
Accounts payable	17,460	16,687
Accrued salaries and benefits	5,297	5,470
Accrued expenses	4,492	4,682
Customer deposits and deferred service revenue	17,807	19,814
Total current liabilities	46,245	46,840
Long-term debt	331	379
Other long-term liabilities	7,705	7,712
Total liabilities	54,281	54,931
Commitments and contingencies
Shareholders’ Equity:
Preferred stock, $.02 par value, 1,000,000 shares authorized	-	-
Common stock, $.02 par value, 29,000,000 shares authorized; 17,493,293 and 17,479,454 shares issued, 15,785,184 and 15,771,345 outstanding at March 31, 2017 and December 31, 2016, respectively	350	350
Capital in excess of par value	46,392	46,203
Retained earnings	33,804	32,357
Accumulated other comprehensive loss	(3,453)	(3,494)
Treasury stock, at cost, 1,708,109 shares	(5,836)	(5,836)
Total shareholders’ equity	71,257	69,580
Total Liabilities and Shareholders’ Equity	$125,538	$124,511

PAR TECHNOLOGY CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(Unaudited)

	For the three months ended March 31,
	2017	2016
Net revenues:
Product	$37,206	$22,084
Service	14,343	11,704
Contract	14,316	21,517
	65,865	55,305
Costs of sales:
Product	27,572	16,442
Service	9,885	8,599
Contract	12,747	19,655
	50,204	44,696
Gross margin	15,661	10,609
Operating expenses:
Selling, general and administrative	9,610	7,542
Research and development	3,569	2,762
Amortization of identifiable intangible assets	241	241
	13,420	10,545
Operating income from continuing operations	2,241	64
Other expense, net	(248)	(70)
Interest (expense) income, net	(32)	29
Income from continuing operations before provision for income taxes	1,961	23
Provision for income taxes	(697)	(8)
Income from continuing operations	1,264	15
Discontinued operation
Income from discontinued operations (net of tax)	183	-
Net income	$1,447	$15
Basic Earnings per Share:
Income from continuing operations	0.08	0.00
Income from discontinued operations	0.01	0.00
Net income	$0.09	$0.00
Diluted Earnings per Share:
Income from continuing operations	0.08	0.00
Income from discontinued operations	0.01	0.00
Net income	$0.09	$0.00
Weighted average shares outstanding
Basic	15,781	15,646
Diluted	15,978	15,723

PAR TECHNOLOGY CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL RESULTS
(in thousands, except per share data)
(Unaudited)

	For the three months ended March 31, 2017			For the three months ended March 31, 2016
	Reported basis (GAAP)	Adjustments	Comparable basis (Non- GAAP)	Reported basis (GAAP)	Adjustments	Comparable basis (Non- GAAP)

Net revenues	$65,865	-	65,865	$55,305	-	55,305
Costs of sales	50,204		50,204	44,696	-	44,696
Gross Margin	15,661		15,661	10,609	-	10,609

Operating Expenses
Selling, general and administrative	9,610	1,184	8,426	7,542	1,177	6,365
Research and development	3,569	-	3,569	2,762	-	2,762
Acquisition amortization	241	241	-	241	241	-
Total operating expenses	13,420	1,425	11,995	10,545	1,418	9,127
Operating income	2,241	1,425	3,666	64		1,482
Other (expense) income, net	(248)		(248)	(70)		(70)
Interest (expense) income, net	(32)	-	(32)	29	26	55
Income from continuing operations before provision for income taxes	1,961	1,425	3,386	23	1,444	1,467
Provision for income taxes	(697)	(527)	(1,224)	(8)	(534)	(542)
Income from continuing operations	1,264	898	2,162	15	910	925
Income from discontinued operations (net of tax)	183	-	183	-	-	-
Net income	$1,447		$2,345	$15		$925
Income per diluted share from continuing operations	$0.08		$0.14	$0.00		$0.06
Income per diluted share from discontinued operations	$0.01		$0.01	$0.00		$0.00
Income per diluted share	$0.09		$0.15	$0.00		$0.06

The Company reports its financial results in accordance with GAAP.  However, non-GAAP adjusted financial measures, as defined in the reconciliation table above, are provided because management uses these non-GAAP measures in evaluating the results of the continuing operations of the Company and believes this information provides investors supplemental insight into underlying business trends and operating results. These non-GAAP measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP. In addition, these non-GAAP measures should be read in conjunction with the Company’s financial statements prepared in accordance with GAAP.

The Company’s results of operations are impacted by certain non-recurring charges, including severance charges from restructuring business operations, equity based compensation, acquisition related expenditures, and other non-recurring charges that may not be indicative of the Company’s financial performance. Management believes that adjusting its operating expenses, operating income, net earnings and diluted earnings per share to remove non-recurring charges provides a useful perspective with respect to our operating results and provides supplemental information to both management and investors by removing items that are difficult to predict and are often unanticipated.  The Company believes the adjustments provide a useful comparison on a year-over-year basis.

During the first quarter of 2017, the Company recorded charges within selling, general and administrative of $962,000 related to the Company’s previously disclosed investigation of import/export and sales documentation activities at the Company’s China and Singapore offices. In addition, $177,000 of equity based compensation charges, $21,000 of investigation costs related to the Company’s former chief financial officer’s unauthorized transfers of Company funds, and $24,000 of expenses related to the implementation of the Company’s ERP system, were recorded during the first quarter of 2017.  Lastly, the Company recognized amortization of acquired intangible assets of $241,000 related to the Company’s acquisition of Brink.

During the first quarter of 2016, the Company recorded charges of $766,000 of investigation costs related to the Company’s former chief financial officer’s unauthorized transfers of Company funds, $345,000 related to the initial phase of the planned implementation of a new enterprise resource system in connection with the Business Transformation Project and equity based compensation charges of $66,000.  Lastly, the Company recognized amortization of acquired intangible assets of $241,000 and accreted interest of $26,000 related to the Company’s acquisition of Brink.    The aforementioned charges, along with an associated adjustment to the Company’s provision for income taxes have been excluded in the Company’s non-GAAP measures because they are considered non-recurring in nature and are quantitatively and qualitatively different from the Company’s core operations during any particular period.